                                                                    EXHIBIT 10.2


                      FOURTH AMENDMENT TO LEASE AGREEMENT


         THE FOURTH AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered into this 1st day of April 2004, by and between Flake & Kelley Management, Inc. Agent for Owner, ("Landlord") and D.A.C. Technologies, ("Tenant").

                                   RECITALS:

     A. Landlord and Tenant heretofore entered into that certain Lease Agreement (the "Original Lease") dated January 14, 1999, covering certain premises containing approximately 5,405 square feet, located at 1601 Westpark Drive, Little Rock, Arkansas, as more particularly described in the Lease, at the rental and upon the terms and conditions set forth herein. The Original Lease was modified by that certain First Amendment to Lease Agreement dated February 12, 2001, made and entered into by and between Landlord and Tenant extending the lease term through January 31, 2002. The original lease was modified by that certain Second Amendment to Lease Agreement dated February 18, 2002 made and entered into by and between Landlord and Tenant extending the lease term through January 31, 2003. The original lease was modified by that certain Third Amendment to Lease Agreement dated March 25, 2003 made and entered into by and between Landlord and Tenant extending the lease term through January 31, 2004. The Original Lease, as modified by the Amendments, is hereinafter referred to collectively as the "Lease".

     B. Landlord and Tenant desire it extend and amend the lease in the manner set forth below.

          NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by each of the parties hereto, Landlord and Tenant hereby agree to extend and amend the Lease as follows:

                                  AGREEMENTS:

     1. Lease in Full Force. All of the terms, covenants, provisions and agreements contained in the Lease, including without limitation, any exhibits and addenda thereto, shall be and remain in full force and effect except as the same are extended and amended by this Amendment.

     2. Leased Premises. Effective May 1, 2004 the leased premises shall be modified from Suite 4C to Suites 1B and Suite 2 consisting of approximately 16,610 square feet as outlined on the attached Exhibit "A".

     3. Lease Term. Commencing on the Commencement Date and continuing until April 30, 2005.

     4. Monthly Rent. The monthly rental shall be amended effective May 1, 2004 to $5,536.67 per month.

     5. Renewal Option. In addition, if no default shall have occurred and be continuing hereunder, Owner grants Tenant an option to extend said lease herein for two (2) additional terms of one (1) year. The option terms shall be exercised by Tenant sending notice to Owner not less than ninety (90) days prior to expiration of the lease term. The monthly rental during the cash option term shall be $6,436.38.

     6. Remodel Expense. Tenant, at Tenant's expense will construct four or five offices in the office area of the leased premises. Tenant, at Tenant's expense will replace the carpet in the office area of the leased premises. Tenant shall provide to Landlord a copy of the invoices from the contractors for the work completed along with evidence of payment made to the contractors.

     7. Agency Disclosure: Flake and Kelley Management, Inc. is the Agent for the ownership entity. John Flake and Hank Kelley are principals of Flake and Kelley Management, Inc. and the ownership entity.

IN WITNESS WHEREOF, Landlord and Tenant have executed this amendment on the duties shown below their signatures.


LANDLORD:                      Flake and Kelley Management, Inc. Agent for Owner

                               By:    /s/ Henry Aley, Jr.
                                      -------------------------------
                               Title: President
                                      -------------------------------
                               Date:  4/3/04
                                      -------------------------------


TENANT:                        D.A.C. Technologies

                               By:    /s/ Bob Goodwin, CFO
                                      -------------------------------
                               Title: CFO
                                      -------------------------------
                               Date:  4/1/04
                                      -------------------------------